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                                                                     Exhibit 3.2

                                  TERRITORY OF
                           THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP. 291)

                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                                 EL SITIO, INC.
                                   PRELIMINARY


1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

                         WORDS                                MEANING

     AFFILIATE                                      a Person that directly, or
                                                    indirectly through one or
                                                    more intermediaries,
                                                    controls or is controlled
                                                    by, or is under common
                                                    control with, a specified
                                                    Person

     ARTICLES                                       these Amended and Restated
                                                     Articles of Association as
                                                     from time to time amended

     BOARD                                          OF DIRECTORS those persons
                                                    elected as directors by the
                                                    Preferred Members and the
                                                    Common Members of the
                                                    Company or appointed by the
                                                    subscribers to the
                                                    Memorandum and Articles.

     CAPITAL the sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

                                                    (a)    the aggregate of the
                                                           amounts designated as
                                                           capital of all
                                                           outstanding shares
                                                           without par value


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                                                           of the Company and
                                                           shares without par
                                                           value held by the
                                                           Company as treasury
                                                           shares, and

                                                    (b)    the amounts as are
                                                           from time to time
                                                           transferred from
                                                           surplus to capital by
                                                           a resolution of
                                                           directors.

     CLASS A DIRECTOR                               a person designated as such
                                                    at the time of appointment
                                                    by the subscriber to the
                                                    Memorandum or a person
                                                    elected and designated as
                                                    such by the Class A Members
                                                    or any person designated as
                                                    such pursuant to the
                                                    provisions of these
                                                    Articles.

     CLASS A MEMBER                                 a Person who holds Class A
                                                    Preferred Shares.

     CLASS B MEMBER                                 a Person who holds Class B
                                                    Preferred Shares.

     COMMON DIRECTOR                                a person designated as such
                                                    at the time of appointment
                                                    by the subscriber to the
                                                    Memorandum or a person
                                                    elected and designated as
                                                    such by the Common Members
                                                    or any person designated as
                                                    such pursuant to the
                                                    provisions of these
                                                    Articles.

     COMMON MEMBER                                  a Person who holds Common
                                                    Shares in the Company.

     DIRECTORS RESERVED MATTERS                     matters which require the
                                                    affirmative vote or consent
                                                    of at least a majority of
                                                    the Class A Directors,
                                                    namely:


                                                    (i)    any guarantees, loans
                                                           or contractual
                                                           obligations to make
                                                           loans, in either case
                                                           made by the Company
                                                           or any Subsidiary to
                                                           third





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                                                           parties, in an amount
                                                           which, jointly or
                                                           severally, exceeds
                                                           $50,000;

                                                    (ii)   execution by the
                                                           Company or any
                                                           Subsidiary of
                                                           contracts with
                                                           suppliers or service
                                                           companies in any
                                                           amount which requires
                                                           annual or single
                                                           payments which exceed
                                                           $75,000 above and
                                                           beyond any budgeted
                                                           item in the long term
                                                           and annual business
                                                           plans;

                                                    (iii)  approval of the
                                                           Company's long term
                                                           business plan and any
                                                           material
                                                           modifications
                                                           thereto;

                                                    (iv)   approval of the
                                                           Company's Annual
                                                           Budget and any
                                                           material
                                                           modifications
                                                           thereto;

                                                    (v)    incurrence of debt by
                                                           the Company or any
                                                           Subsidiary in amounts
                                                           not contemplated by
                                                           the Company's long
                                                           term business plan
                                                           and annual business
                                                           plan;

                                                    (vi)   granting of Liens
                                                           (other than purchase
                                                           money security
                                                           interests) on assets
                                                           (including shares of
                                                           any Subsidiary) of
                                                           the Company or any
                                                           Subsidiary not
                                                           contemplated by the
                                                           Company's long term
                                                           business plan and
                                                           annual business plan;

                                                    (vii)  any disposition
                                                           outside the ordinary
                                                           course of business of
                                                           assets (including
                                                           shares of any
                                                           Subsidiary) of the
                                                           Company or any
                                                           Subsidiary having a
                                                           fair value of more
                                                           than $100,000 which
                                                           constitute less than
                                                           all or substantially
                                                           all of the assets of
                                                           the Company;

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                                                    (viii) any transactions
                                                           between the Company
                                                           or any of its
                                                           Subsidiaries, on the
                                                           one hand, and any
                                                           Member or any of its
                                                           Affiliates, on the
                                                           other hand;

                                                    (ix)   reductions in capital
                                                           for any reason;

                                                    (x)    public listing of
                                                           securities of the
                                                           Company on a
                                                           securities exchange
                                                           (except in connection
                                                           with the exercise of
                                                           demand registration
                                                           rights pursuant to
                                                           the Registration
                                                           Rights Agreement made
                                                           between the Company
                                                           and the other
                                                           signatories thereto),
                                                           other than in
                                                           connection with a
                                                           public offering which
                                                           raises at least
                                                           US$35.0 million net
                                                           proceeds for the
                                                           Company;

                                                    (xi)   issuance of shares or
                                                           securities
                                                           convertible into or
                                                           exchangeable for
                                                           shares of the
                                                           Company; and

                                                    (xii)  distribution of
                                                           dividends by the
                                                           Company.

     EL SITIO SHARES                                collectively, the Common
                                                    Shares of the Company, the
                                                    Preferred Shares of the
                                                    Company, and any other class
                                                    of shares of the Company
                                                    issued at any time by the
                                                    Company.

     IBERO GROUP                                    means Members which are
                                                    Affiliates of IberoAmerican
                                                    Media Partners II Ltd.

     INITIAL MEMBERS                                collectively, Militello
                                                    Limited, Futurit S.A., Tower
                                                    Plus International Corp.,
                                                    SLI.com Inc., Roberto
                                                    Cibrian-Campoy, Hector A.
                                                    Sierra, Hector R. Bandoni,

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                                                    Sergio S. Monti, Damian
                                                    Said, Compania de
                                                    Inversiones Montevideo BVI,
                                                    Henry B. Wilson Trust,
                                                    Vamagra S.A., Julien Sevaux,
                                                    Elinstar International
                                                    Corp., Renee Saenz, Giles
                                                    Dard, Summit Investment
                                                    Management Ltd., Gustavo
                                                    Blufstein, Helaine Steden,
                                                    Jorge Ami, Roberto J. Garat
                                                    and Alberto E. Tapia; and
                                                    the term "Initial Member"
                                                    means one of the Initial
                                                    Members.

     INTEREST                                       the aggregate voting
                                                    interest represented by the
                                                    El Sitio Shares directly or
                                                    indirectly held, as of the
                                                    date of determination, by
                                                    such Member, expressed as a
                                                    percentage of the total
                                                    aggregate voting interest
                                                    represented by the El Sitio
                                                    Shares directly or
                                                    indirectly held by all the
                                                    Members.

     MEMBER                                         a Person who holds Common
                                                    Shares or Preferred Shares
                                                    in the Company.

     MEMBERS RESERVED MATTERS                       are matters which require
                                                    the affirmative vote of at
                                                    least fifty percent (50%) of
                                                    the Class A Shares voting as
                                                    a class and at least fifty
                                                    percent (50%) of the Class B
                                                    Shares voting as a class
                                                    (except in the case of the
                                                    matters referred to in
                                                    clause (ii) below, which
                                                    requires the affirmative
                                                    vote of at least fifty
                                                    percent (50%) of the Class A
                                                    Shares).

                                                    (i)    changes in legal
                                                           structure of the
                                                           Company such as the
                                                           conversion to a
                                                           partnership (other
                                                           than the creation of
                                                           a subsidiary);


                                                    (ii)   merger, consolidation
                                                           or spin-off involving
                                                           the Company or sales
                                                           of all or
                                                           substantially all of
                                                           the assets of the
                                                           Company;

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                                                    (iii)  redemption of shares
                                                           of the Company and
                                                           any other share
                                                           repurchases, as well
                                                           as a subsequent
                                                           resale of such
                                                           repurchased shares,
                                                           in excess of $50,000,
                                                           except that, with
                                                           respect to employment
                                                           related buy-backs,
                                                           the Company may
                                                           redeem or repurchase
                                                           such shares without
                                                           approval of the Class
                                                           A Members; provided,
                                                           however, that any
                                                           such employment
                                                           related buy-back is
                                                           carried out in
                                                           accordance with a
                                                           severance
                                                           arrangement;

                                                    (iv)   insolvency,
                                                           protection measures
                                                           against creditors,
                                                           bankruptcies or any
                                                           other voluntary or
                                                           judicial financial
                                                           restructuring
                                                           procedures;

                                                    (v)    entry by the Company
                                                           into any business
                                                           other than the
                                                           Internet business or
                                                           any other service;

                                                    (vi)   dissolution, winding
                                                           up or voluntary
                                                           liquidation of the
                                                           Company;

                                                    (vii)  modification of the
                                                           benefits, advantages
                                                           and conditions of
                                                           redemption or
                                                           amortization of one
                                                           or more classes of
                                                           preferred shares, or
                                                           the creation of a new
                                                           class of shares which
                                                           has rights which are
                                                           senior to the Class A
                                                           Preferred Shares or
                                                           Class B Preferred
                                                           Shares;

                                                    (viii) creation by the
                                                           Company of beneficial
                                                           interests; and

                                                    (ix)   any amendments to the

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                                                           Memorandum or
                                                           Articles relating to
                                                           the foregoing items.

     PERSON an individual, a corporation, a company, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

     PREFERRED MEMBER                               a Person who holds Preferred
                                                    Shares in the Company
                                                    (either Class A Preferred
                                                    Shares or Class B Preferred
                                                    Shares)

     RESOLUTION OF DIRECTORS                        (a)    resolution approved
                                                           at a duly convened
                                                           and constituted
                                                           meeting of directors
                                                           of the Company or of
                                                           a committee of
                                                           directors of the
                                                           Company by the
                                                           affirmative vote of a
                                                           simple majority of
                                                           the directors present
                                                           at the meeting who
                                                           voted and did not
                                                           abstain; or

                                                    (b)    a resolution
                                                           consented to in
                                                           writing by all
                                                           directors or of all
                                                           Members of the
                                                           committee, as the
                                                           case may be; except
                                                           that where a director
                                                           is given more than
                                                           one vote, he shall be
                                                           counted by the number
                                                           of votes he casts for
                                                           the purpose of
                                                           establishing a
                                                           majority; or

                                                    (c)    notwithstanding the
                                                           foregoing (a) and
                                                           (b), with respect to
                                                           any matters listed as
                                                           Directors Reserved
                                                           Matters, a resolution
                                                           approved at a duly
                                                           convened and
                                                           constituted meeting
                                                           of directors of the
                                                           Company or of a
                                                           committee of
                                                           directors of the
                                                           Company by the
                                                           affirmative vote of a
                                                           simple majority of
                                                           the directors,
                                                           including a simple
                                                           majority of the Class
                                                           A Directors.

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     RESOLUTION OF DIRECTORS                        (i)    Subject to (ii)
                                                           below,

                                                    (a)    a resolution approved
                                                           at a duly convened
                                                           and constituted
                                                           meeting of the
                                                           Members of the
                                                           Company by the
                                                           affirmative vote of

                                                          (1)   a simple
                                                                majority of the
                                                                votes of the
                                                                shares entitled
                                                                to vote thereon
                                                                which were
                                                                present at the
                                                                meeting and
                                                                were voted and
                                                                not abstained,
                                                                or

                                                          (2)   a simple
                                                                majority of the
                                                                votes of each
                                                                class or series
                                                                of shares which
                                                                were present at
                                                                the meeting and
                                                                entitled to
                                                                vote thereon as
                                                                a class or
                                                                series and were
                                                                voted and not
                                                                abstained and
                                                                of a simple
                                                                majority of the
                                                                votes of the
                                                                remaining
                                                                shares entitled
                                                                to vote thereon
                                                                which were
                                                                present at the
                                                                meeting and
                                                                were voted and
                                                                not abstained;
                                                                or

                                                    (b)    a resolution
                                                           consented to in
                                                           writing by

                                                           (1)  an absolute
                                                                majority of the
                                                                votes of shares
                                                                entitled to vote
                                                                thereon, or

                                                           (2)  an absolute
                                                                majority of the
                                                                votes of each
                                                                class or series
                                                                of shares
                                                                entitled to
                                                                vote thereon as
                                                                a class or
                                                                series and of
                                                                an absolute
                                                                majority of the
                                                                votes of the
                                                                remaining
                                                                shares entitled
                                                                to vote
                                                                thereon.

                                                    (ii)   with respect to any
                                                           Members

                                                           Reserved Matters:

                                                    (a)    a resolution approved
                                                           at a duly convened
                                                           and constituted
                                                           meeting of the
                                                           Members of the
                                                           Company by the
                                                           affirmative vote of

                                                          (1)   a simple
                                                                majority of the
                                                                votes of the
                                                                shares
                                                                permitted to
                                                                vote thereon
                                                                which were
                                                                present at the
                                                                meeting and
                                                                were voted and
                                                                not abstained,
                                                                including at
                                                                least 50% of
                                                                the votes of
                                                                all the issued
                                                                and outstanding
                                                                Class A
                                                                Preferred
                                                                Shares voting
                                                                as a class and
                                                                at least 50% of
                                                                the votes of
                                                                all issued and
                                                                outstanding
                                                                Class B
                                                                Preferred
                                                                Shares voting
                                                                as a class
                                                                (except for the
                                                                matters
                                                                referred to in
                                                                clause (ii) of
                                                                the definition
                                                                of "Members
                                                                Reserved
                                                                Matters," which
                                                                require the
                                                                approval of at
                                                                least 50% of
                                                                the votes of
                                                                all the issued
                                                                and outstanding
                                                                Class A
                                                                Preferred
                                                                Shares), or

                                                          (2)   a simple
                                                                majority of the
                                                                votes of each
                                                                class or series
                                                                of shares which
                                                                were present at
                                                                the meeting and
                                                                entitled
                                                                to vote thereon
                                                                as a class or
                                                                series and were
                                                                voted and not
                                                                abstained, and
                                                                at least 50% of
                                                                the votes of
                                                                all the issued
                                                                and outstanding
                                                                Class A
                                                                Preferred
                                                                Shares voting
                                                                as a class and
                                                                at least 50% of
                                                                the votes of
                                                                all issued and
                                                                outstanding
                                                                Class B
                                                                Preferred
                                                                Shares voting
                                                                as a class, and
                                                                of a simple
                                                                majority of the
                                                                votes of the
                                                                remaining
                                                                shares entitled
                                                                to vote thereon
                                                                which were
                                                                present at the
                                                                meeting and
                                                                were voted and
                                                                not abstained;
                                                                or

                                                    (b)    a resolution
                                                           consented to in
                                                           writing by

                                                          (1)   an absolute
                                                                majority of the
                                                                votes of shares
                                                                entitled to
                                                                vote thereon,
                                                                including at
                                                                least 50% of
                                                                the votes of
                                                                the issued and
                                                                outstanding
                                                                Class A
                                                                Preferred
                                                                Shares voting
                                                                as a class and
                                                                at least 50% of
                                                                the votes of
                                                                the issued and
                                                                outstanding
                                                                Class B
                                                                Preferred
                                                                Shares voting
                                                                as a class; or

                                                          (2)   an absolute
                                                                majority of the
                                                                votes of each
                                                                class or series
                                                                of shares
                                                                entitled
                                                                to vote thereon
                                                                as a class or
                                                                series,
                                                                including at
                                                                least 50% of
                                                                votes of the
                                                                issued and
                                                                outstanding
                                                                Class A
                                                                Preferred
                                                                Shares voting
                                                                as a class and
                                                                at least 50% of
                                                                the votes of
                                                                the issued and
                                                                outstanding
                                                                Class B
                                                                Preferred
                                                                Shares voting
                                                                as a class and
                                                                of an absolute
                                                                majority of the

                                                         votes of the  remaining
                                                         shares  entitled  to
                                                         vote thereon.

     SECURITIES                                     shares and debt obligations
                                                    of every kind, and options,
                                                    warrants and rights to
                                                    acquire shares, or debt
                                                    obligations.

     SECURITIES ACT                                 the United States Securities
                                                    Act of 1933, as amended, or
                                                    any similar United States
                                                    federal law then in force.

     SURPLUS the excess, if any, at the time of the determination of the total assets of the
                                                    Company over the aggregate
                                                    of its total liabilities, as
                                                    shown in its books of
                                                    account, plus the Company's
                                                    capital.

     THE ACT                                        the International Business
                                                    Companies Act, 1984 (Cap.
                                                    291) including any
                                                    modification, extension,
                                                    reenactment or renewal
                                                    thereof and any Articles
                                                    made thereunder.

     THE MEMORANDUM                                 the Amended and Restated
                                                    Memorandum of Association of
                                                    the Company as from time to
                                                    time amended.

     THE SEAL                                       any Seal which has been duly
                                                    adopted as the Seal of the
                                                    Company.

     THESE ARTICLES                                 these Amended and Restated
                                                    Articles of Association as
                                                    from time to time amended.

     TREASURY SHARES                                shares in the Company that
                                                    were previously issued but
                                                    were repurchased, redeemed
                                                    or otherwise acquired by the
                                                    Company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.
3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.
4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.
5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by Members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum, or its foreign currency equivalent at the time any determination is made.
                                REGISTERED SHARES
7. Every Member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company specifying the share or shares held by him and the signature of the director or officer and the Seal may be facsimiles.
8. Any Member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any Person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.
9. If several Persons are registered as joint holders of any shares, any one or more of such Persons may give an effectual receipt for any dividend payable in respect of such shares.
                 SHARES, AUTHORIZED CAPITAL, CAPITAL AND SURPLUS
10. Subject to the provisions of these Articles and any resolution of Members, the unissued shares of the Company shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such Persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.
11. No share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.
12. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a Resolution of Directors.
13. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by Resolution of Directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.
14. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.
15. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by Resolution of Directors determine.
16. The Company may issue fractions of a share and a fractional share shall have the same liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.
17. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorized capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.
18. The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value.
19.      Subject to provisions to the contrary in
         (a)      the Memorandum or these Articles;
         (b) the designations, powers, preferences, rights, qualifications, limitations and restrictions with which the shares were issued; or
         (c) the subscription agreement for the issue of the shares, the Company may not purchase, redeem or otherwise acquire its own shares without the consent of Members whose shares are to be purchased, redeemed or otherwise acquired.
20. No purchase, redemption or other acquisition of shares shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

21. A determination by the directors under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired (a) pursuant to a right of a Member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;
         (b)      by virtue of a transfer of capital pursuant to Article 55;
         (c)      by virtue of the provisions of Section 83 of the Act; or
         (d)      pursuant to an order of the Court.
22. Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Article may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company, in which case they shall be cancelled but they shall be available for reissue.
23. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.
24. The Company may purchase, redeem or otherwise acquire its shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of (a) the Memorandum or these Articles; or
         (b) a written agreement for the subscription for the shares to be purchased, redeemed or otherwise acquired.
25. The Company may by a Resolution of Directors include in the computation of surplus, for any purpose the unrealized appreciation of the assets of the Company and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive unless a question of law is involved.
                   MORTGAGES AND CHARGES OF REGISTERED SHARES
26. Members may mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.
27. In the case of the mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares (a) a statement that the shares are mortgaged or charged; (b) the name of the mortgagee or chargee, and (c) the date on which the aforesaid particulars are entered in the share register.

28. Where particulars of a mortgage or charge are registered, such particulars shall be cancelled

         (a) with the consent of the named mortgagee or chargee or anyone authorized to act on his behalf; or
         (b) upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.
29. Whilst particulars of a mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf
                                   FORFEITURE
30. When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.
31. Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the Member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.
32.      The written notice specifying a date for payment shall
         (a) name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and
         (b) contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made, will be liable to be forfeited.
33. Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.
34. The Company is under no obligation to refund any moneys to the Member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the Member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled. LIEN
35. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a Member, whether singly or jointly with any other Person or Persons, for all the debts and liabilities of such Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any Person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other Person, whether a Member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.
36. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by Resolution of Directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.
37. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some Person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                               TRANSFER OF SHARES
38. The El Sitio Shares held by any Member party to the Amended and Restated Shareholders Agreement dated as of November 9, 1999 (the "Shareholders Agreement") among the Company and the signatories thereto representing its Interest ("Covered Shares") shall not be transferable, directly or indirectly, except upon the conditions specified pursuant to Articles 38 to and including 47 hereof, which conditions are intended in part to ensure compliance with the provisions of the Securities Act in respect of any disposition of any Covered Shares or any interest therein which would constitute a sale thereof within the meaning of the Securities Act (a "Transfer"). As used in these Articles, the term "Transferor" refers to the transferor (whether by voluntary or involuntary means) of any Covered Shares, the term "Other Member" means the Member party to the Shareholders Agreement which is not the Transferor, and the term "Subject Shares" means the Covered Shares that have been or are to be Transferred.

39. In the event that an Involuntary Transfer (as hereinafter defined) by any Member party to the Shareholders Agreement of any Covered Shares may occur, the following procedures shall apply:

         (a) The Member transferring the Covered Shares due to any Involuntary Transfer shall promptly give written notice of such Involuntary Transfer in reasonable detail to the Company and to the Other Members, and the Person or Persons who take or propose to take any interest in the Subject Shares as a result of such Involuntary Transfer (the "Transferee") shall hold such interest subject to the rights of the Other Members as set forth below.
         (b) Upon receipt of the notice referred to in paragraph (a) of this Article 39 above or upon discovery of such Involuntary Transfer, the Company shall cause the appraisal referred to in paragraph (c) of this Article 39 to be made and each of the Other Members shall have the irrevocable option, but not the obligation, for a period of sixty (60) days following receipt by all Other Members of the results of such appraisal, to purchase the Subject Shares, subject to the terms set forth herein. Each Other Member may exercise the option for the number of Subject Shares which bears the same relation to the total number of Subject Shares as (x) such Other Member's Interest bears to (y) the aggregate Interest then held by all of the Other Members exercising such option (and purchasing Subject Shares under paragraph (c) of this Article 39 below), or for such other number of Subject Shares as all of the Other Members exercising such option may agree in writing. In the event that the Other Members elect to purchase, in the aggregate, less than all of the Subject Shares, then the Other Members shall have no right to purchase any of the Subject Shares.
         (c) The closing for any such sale of Subject Shares to one or more Other Members shall be at the offices of the Company on a mutually satisfactory business day within fifteen (15) days after the expiration of such sixty (60) day period. The purchase price per share of any Subject Shares purchased pursuant to this Article 39 shall be the amount which is equal to the fair value, as of the Valuation Date (as hereinafter defined), of a Subject Share, as such fair value is determined by an independent appraiser selected by the Company and reasonably acceptable to the Members holding, in the aggregate, the majority of the aggregate Interests, and all costs of any such appraisal shall be paid by the Company. The "Valuation Date" shall be the last day of the calendar quarter immediately preceding the Involuntary Transfer.

         (d) The term "Involuntary Transfer" shall mean any involuntary sale, transfer, encumbrance or other disposition by or in which any Member shall transfer any Covered Shares, including, without limitation, any levy of execution, transfer in connection with bankruptcy, judicial reorganization, insolvency or similar proceedings or any transfer to a public officer or agency pursuant to any abandoned property or escheat law; provided that any Transfer complying with Articles 40, 41, 42 or 43 hereof shall not be deemed to be an "Involuntary Transfer."

40. RIGHTS OF FIRST OFFER. Except as otherwise expressly provided in Articles 41 and 42 hereof, no Member party to the Shareholders Agreement (other than the Class B Members) (such Member, the "Transferor") shall Transfer any Covered Shares, except in accordance with the following procedures:

         (a) In the event that a Transferor wishes to Transfer any Covered Shares and to the extent that any offers made pursuant to this paragraph will not violate the Securities Act, the Transferor shall first deliver to the Other Members a written notice (the "Offer Notice"), which Offer Notice shall (i) specify the terms, including the number of Covered Shares to be sold, and the price per share at which the Transferor proposes to Transfer such Covered Shares and (ii) be irrevocable for a period of fifteen (15) days after delivery thereof, offering (the "Offer") to the Other Members all of the Subject Shares proposed to be sold by the Transferor at the purchase price and on the terms specified therein. Each of the Other Members shall have the right and option, at its sole discretion, for a period of fifteen (15) days after delivery of the Offer Notice (the "Acceptance Period"), to accept all, but not less than all, of the Subject Shares (pro rata among such Other Members so electing on the basis of the number of shares of El Sitio Shares owned by such Other Members) offered at a price equal to the purchase price and upon the other terms stated in the Offer Notice. Such acceptance may be made by delivery of a written notice to the Transferor within said fifteen (15) day period, which notice shall specify whether such Member wishes to purchase more than its pro rata share, if Other Members decline to purchase, and if so, the maximum purchase such Member elects to make. In the event that any Member elects not to exercise its pro rata right to purchase, the Other Member(s) shall have the right to purchase the Subject Shares otherwise allocable to the non-participating Member pro rata to their participation in the Offer, subject to the limits set forth in the applicable Offer Notice. In the event that the Other Members elect not to purchase all of the Subject Shares, then the Other Members shall have no right to purchase all or any portion of such Subject Shares and the Transferor shall be free to Transfer the Subject Shares in accordance with paragraph (c) of Article 40. A Member electing to purchase Subject Shares pursuant to this Article 40 is referred to herein as a "Purchasing Member". For purposes of this Article 40, if the Transferor is transferring Common Shares, then the Class B Members shall be included as Other Members;

                  in all other cases, the Class B Members shall not be included as Other Members.
         (b) Notwithstanding anything to the contrary contained in Article 40 hereof, in the event the Transferor is one of the (i) Initial Members, the other Initial Members will have a priority right of first offer with respect to any Subject Shares offered by an Initial Member, in accordance with the terms and conditions of the Syndication Agreement among the Initial Members and dated as of June 10, 1999, before any such right may be exercised by any other Members or (ii) Preferred Members, the other Preferred Members will have a priority right of first offer with respect to any Preferred Shares offered by a Preferred Member, before any such right may be exercised by the other Members.
         (c) Transfers, if any, of Subject Shares to the Purchasing Member under the terms of this Article 40 shall be made at the offices of the Company or any other address acceptable to the Company on a mutually satisfactory business day within fifteen
                  (15) days after the expiration of the Acceptance Period. The Transferor shall deliver the Subject Shares by delivering a transfer of shares and the share certificates, if any, against payment of the purchase price thereof, in accordance with the terms of the Offer.
         (d) If effective acceptance shall not be received pursuant to paragraph (a) of Article 40 above, with respect to all Covered Shares offered for sale pursuant to the Offer Notice, then the Transferor may Transfer all or any part of the El Sitio Shares so offered for sale at a price not less than the price, and on terms not more advantageous to the purchaser than the terms stated in the Offer Notice at any time within one hundred eighty (180) days after the expiration of the Acceptance Period.
         (e) In the event that any Member exercises a purchase right under paragraph (a) of this Article 40 and then fails to purchase such shares in accordance with the terms of the Offer Notice (each such Member, a "Defaulting Member"), then, in addition to any remedies at law or in equity that the Transferor may have in respect of such failure, the Defaulting Member shall thereafter cease to have any right to receive offers or purchase shares pursuant to paragraph (a) of this Article 40.
41. EXEMPT TRANSFERS. Anything contained herein to the contrary notwithstanding, the provisions of Articles 40, 42 and 43 shall not be applicable to a Transfer (i) to an Affiliate of a Member or for the benefit of an Affiliate or a family member of a Member, if made solely for personal tax or estate planning purposes of the Transferor, or (ii) in an offering pursuant to the exercise of registration rights under the Amended and Restated Registration Rights Agreement made between the Company and the other signatories thereto, provided such Affiliate executes all documents (including the representation that such Transfer may be elected without registration under the applicable provisions of the Securities Act and state securities or blue sky laws) deemed reasonably necessary by the Other Members to cause the Affiliate to become a party to, and be bound by, the terms of the Shareholders Agreement.

42.      TAG-ALONG RIGHTS.

         (a) RIGHT TO PARTICIPATE IN SALE. Notwithstanding any other provision hereof, if any Member party to the Shareholders Agreement, other than any Class B Members (such Members, together with their Affiliates, the "Selling Member(s)") proposes to enter into an agreement with a third party to sell or otherwise dispose of for value (such sale or other disposition for value being referred to as a "Tag-Along Sale") El Sitio Shares held by it to a third party who is not an Affiliate (any such party, a "Third Party") pursuant to a bona fide transaction (or series of related transactions) in which shares representing an aggregate Interest of fifty percent (50%) or more will be sold to a Third Party, then the Selling Member(s) shall afford the other Member(s) party to the Shareholders' Agreement (the "Tag-Along Member") the opportunity to require that the sale by the Selling Member(s) be conditioned upon such Third Party purchasing that number of El Sitio Shares owned by such Tag-Along Member which delivers a Tag-Along Notice in accordance with paragraph (c) of this
                  Article 42 equal to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the number of El Sitio Shares owned by such Tag-Along Member, by (B) the number of El Sitio Shares owned by the Selling Members and all Tag-Along Members which are selling El Sitio Shares in the contemplated Tag-Along Sale, and (ii) the number of El Sitio Shares proposed to be sold by all Members in the contemplated Tag-Along Sale. In negotiating a Tag-Along Sale, the Selling Member(s) shall provide (i) that the only representations, warranties or covenants which any Tag-Along Member shall be required to make in connection with any Transfer are representations and warranties with respect to its own ownership of the shares to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, its due organization, its due authorization, execution and delivery of the definitive purchase agreement (if applicable), enforceability of such purchase agreement against it and no conflict of it with such purchase agreement, and (ii) that the liability of the Tag-Along Member with respect to any representation and warranty made in connection with any Transfer is the several liability of such Tag-Along Member (and not joint with any other Person) and that such liability is limited to the amount of proceeds actually received by such Tag-Along Member; provided, however, that the foregoing shall not limit the obligations of such Tag-Along Member, and such Tag-Along Member hereby expressly agrees to be bound by and be subject to, any escrow or other holdback arrangement (on a pro rata basis based on the number of shares sold by such Tag-Along Member in proportion to all shares of the Company sold in such Tag-Along
                  Sale) provided for in the agreement relating to the Tag-Along Sale. For purposes of this Article 42, if the Selling Member is transferring Common Shares, then the Class B Members shall be included as Tag-Along Members; in all other cases, the Class B Members shall not be included as Tag-Along Members.
         (b) SALE NOTICE. The Selling Member(s) shall provide each Tag-Along Member and the Company with written notice (the "Tag-Along Sale Notice") not less than thirty (30) days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall be accompanied by a copy of any agreement relating to the Tag-Along Sale (if available) and shall set forth: (i) the name and address of the Third Party in the Tag-Along Sale; (ii) the number of Shares proposed to be Transferred by the Selling Member(s);
                  (iii) the proposed amount and form of consideration to be paid for such shares expressed on a per share basis and the terms and conditions of payment offered by the Third Party; (iv) the aggregate number of shares of the Company held of record by the Selling Member(s) as of the close of business on the day immediately preceding the date of the Tag-Along Notice (the "Tag-Along Notice Date"); (v) confirmation that the Third Party has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase shares from any Tag-Along Member in accordance with the terms hereof; and (vi) the Tag-Along Sale Date.

         (c) TAG-ALONG NOTICE. Any Tag-Along Member wishing to participate in the Tag-Along Sale shall provide written notice (the "Tag-Along Notice") to the Selling Member(s) no less than fifteen (15) days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of El Sitio Shares that such Tag-Along Member elects to include in the Tag-Along Sale. The Tag-Along Notice given by any Tag-Along Member shall constitute such Tag-Along Member's binding agreement to sell the shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the material terms and conditions of such Tag-Along Sale applicable to the Tag-Along Member (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale) after such Tag-Along Member gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Tag-Along Member shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its shares affected thereby. If the Third Party does not consummate the purchase of all the shares requested to be included in the Tag-Along Sale by any Tag-Along Member on terms and conditions which are no more favorable in any material respect to the Selling Member (except as otherwise provided herein), then the Selling Member(s) shall not consummate the Tag-Along Sale of any of its shares to the Third Party. If a Tag-Along Notice from any Tag-Along Member is not received by the Selling Member(s) prior to the fifteen
                  (15) day period specified above, the Selling Member(s) shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Member, but only on terms and conditions which are no more favorable in any material respect to the Selling Member (and in any event, at no greater a purchase price, except as the purchase price may be adjusted pursuant to the agreement regarding the relevant sale or other disposition) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within one hundred eighty (180) days of the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such one hundred eighty
                  (180) day period, the El Sitio Shares that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Agreement.
         (d) DELIVERY OF SHARES. On the Tag-Along Sale Date, each Tag-Along Member shall deliver the shares to be sold in connection with the Tag-Along Sale to the Third Party by delivering a transfer of shares and the share certificates, if any, against delivery of immediately available funds in the amount of the purchase price for such shares.
         (e) NO WAIVER. Any election in any instance by a Member not to exercise its rights to participate in a Tag-Along Sale under this Article 42 shall not constitute a waiver of such rights with respect to any other proposed Transfer of shares of the Company which would trigger such rights.
43.      DRAG-ALONG RIGHTS.

         (a) GRANT OF DRAG-ALONG RIGHTS. If any Member party hereto, other than any Class B Members (such Members, together with their Affiliates, the "Selling Member(s)") proposes to enter into an agreement with a third party to sell or otherwise dispose of for value (such sale or other disposition for value being referred to as a "Drag-Along Sale") El Sitio Shares held by it to a third party who is not an Affiliate (any such party, a "Third Party") pursuant to a bona fide transaction (or series of related transactions) in which securities representing an aggregate Interest of fifty percent (50%) or more will be sold to a Third Party, then the remaining Member(s), other than the Class B Members (the "Drag-Along Members") shall, upon the written request of the Selling

                  Member(s), sell to such Third Party (i) El Sitio Shares owned by such Drag-Along Member equal to (A) the number of El Sitio Shares owned by such Drag-Along Member multiplied by (B) a fraction ("Drag-Along Fraction"), the numerator of which is the number of El Sitio Shares the Selling Member(s) intend to sell pursuant to this Article 43 and the denominator of which is the aggregate number of El Sitio Shares owned by the Selling Member(s), and (ii) warrants owned by such Drag-Along Member representing the right to acquire a number of shares equal to (A) the number of shares underlying such Drag-Along Members warrants multiplied by (B) the Drag-Along Fraction, contemporaneously with the sale of such El Sitio Shares by the Selling Member(s), for, with respect to the El Sitio Shares, the same consideration and on the same terms as those provided by such Third Party to the Selling Member(s) and, with respect to the warrants, for the same consideration and on the same terms as those provided by such Third Party to the Selling Member(s) less the aggregate exercise price for the warrants so transferred.
         (a) EXERCISE OF DRAG-ALONG RIGHT. The Drag-Along Right shall be exercisable by written notice given by the Selling Member(s) to each Drag-Along Member, containing the price and other material terms of the proposed sale and the date of the closing of the proposed sale (the "Drag-Along Sale Date"), which date shall not be less than twenty (20) nor more than sixty (60) calendar days after the date of such notice.
         (b) DELIVERY OF SHARES. On the Drag-Along Sale Date, each Drag-Along Member shall deliver the shares to be sold in connection with the Drag-Along Sale to the Third Party by delivering a transfer of shares and the share certificates, if any, against delivery of immediately available funds in the amount of the purchase price for such shares.

44. TRANSFERS IN VIOLATION OF AGREEMENT. If any voluntary Transfer of El Sitio Shares is made or attempted contrary to the provisions of this Agreement (such Transfer, an "Unauthorized Transfer"), the Other Members shall have the right to purchase all or part of such El Sitio Shares from the Person entered on the share register as the holder of the shares at any time before or after the Transfer at a purchase price per share equal to (i) if any El Sitio Shares are listed for trading on NASDAQ or the Bolsa de Comercios de Buenos Aires, the lesser of (x) eighty percent (80%) of the thirty (30) day average closing price over the thirty-day period immediately preceding the date of the initial

         Transfer contrary to this Agreement, or (y) eighty percent (80%) of the thirty (30) day average closing price for the thirty days immediately preceding the date of exercise of the right granted to the Other Members herein, or (ii) if no El Sitio Shares are listed for trading on NASDAQ or the Bolsa de Comercios de Buenos Aires, the lesser of (x) eighty percent (80%) of the Fair Value at the time of the initial transfer that was contrary to these Articles, or (y) eighty percent (80%) of the Fair Value at the time of the Other Members' purchase of such El Sitio Shares. The term "Fair Value" shall mean the amount at which the El Sitio Shares would change hands between an independent, willing buyer and an independent, willing seller, each having reasonable knowledge of all relevant facts and neither being under any compulsion to act (considering, where applicable, the relative rights of all outstanding classes or series of shares but not discounting the value of such securities for illiquidity or because they represent a minority ownership position in the Company), which amount shall be determined by the Board of Directors in its reasonable discretion and in good faith.

45.      PREEMPTIVE RIGHTS.

         (a) Except for the issuance of the Company's shares or other securities (i) pursuant to a Qualifying IPO; (ii) comprising Class B Preferred Shares, up to an aggregate of 1,888,889 Class B Preferred Shares; (iii) comprising additional shares or option issuances to employees of the Company pursuant to share option plans existing on the date of the issuance of the Class A Preferred Shares including the number of shares issuable thereunder as of such date (or amendments to such plans or new plans if agreed to by the Members) or (iv) in connection with acquisitions of businesses by the Company approved by the Members, if the Company at any time after the date of the issuance of the Class A Preferred Shares authorizes the issuance or sale of any shares of the Company or any securities of the Company containing options or rights to acquire any shares (other than as a dividend on the outstanding shares), the Company shall first offer to sell to the Members on a pro rata basis, all of such shares or other securities (the "Offered Shares").
         (b)      In order to exercise its purchase rights under this paragraph
                  (b), each Member must within twenty (20) business days after receipt of written notice from the Company describing in reasonable detail the share capital or securities being offered, the purchase price thereof and the payment terms, deliver a written notice to the Company describing its election hereunder. Such election shall indicate the number of Offered Shares that the Member in its sole discretion elects to purchase, which may be all or any portion of the Offered Shares. The Company shall give the Members no less than fifteen (15) business days notice of the closing of the sale and purchase of such shares.
(c) Upon the expiration of the 20-day period described above, the Company shall be entitled to sell such shares or securities which the Member has not elected to purchase during the ninety
                  (90) days following such expiration on terms and conditions, including price, no more favorable to the purchasers thereof than those offered to the Members. Any shares or securities offered or sold by the Company to any Person after such 90-day period must be re-offered to the Members pursuant to the terms of this Article 45.
46. The Company shall not be required to treat a transferee of a registered share in the Company as a Member until the transferee's name has been entered in the share register.

47. Subject to any limitations in the Memorandum and these Articles, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by Resolution of Directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

                             TRANSMISSION OF SHARES
48. The executor or administrator of a deceased Member, the guardian of an incompetent Member or the trustee of a bankrupt Member shall be the only Person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a Member of the Company until they have proceeded as set forth in the next following three Articles.

49. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased Member or of the appointment of a guardian of an incompetent Member or the trustee of a bankrupt Member shall be accepted by the Company even if the deceased, incompetent or bankrupt Member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executed appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

50. Any Person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the directors. An application by any such Person to be registered as a Member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt Member and the directors shall treat it as such.

51. Any Person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some Person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

52. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

             REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL
53. The Company may by a resolution of Members only amend the Memorandum to increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

54. Subject to the provisions relating to Members Reserved Matters, the Company may amend the Memorandum to

         (a) divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or
         (b) combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series, provided, however, that where shares are divided or combined under (a) or (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.
55. The capital of the Company may by a Resolution of Directors be increased by transferring an amount of the surplus of the Company to capital.

56. Subject to the provisions of the two next succeeding Articles, the capital of the Company may by Resolution of Directors be reduced by transferring an amount of the capital of the Company to surplus.

57. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

58. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

                               MEETINGS OF MEMBERS
59. The directors of the Company may convene such meetings of the Members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.

60. Upon the written request of Members holding 50 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of Members.

61. The directors shall give not less than 10 days and not more than 60 days prior written notice of meetings of Members to those Persons whose names on the date the notice is given appear as Members in the share register of the Company and are entitled to vote at the meeting. Except as otherwise required by law, notice of each meeting of Members, whether an annual meeting of Members or a special meeting of Members, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an annual meeting of Members, shall indicate that the notice is being issued by or at the direction of the Person or Persons calling the meeting.

62. The directors may fix the date notice is given of a meeting of Members as the record date for determining those shares that are entitled to vote at the meeting.

63.      A meeting of Members may be called on short notice:

         (a) if Members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where Members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

         (b) if all Members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

64. The inadvertent failure of the directors to give notice of a meeting to a Member, or the fact that a Member has not received notice, does not invalidate the meeting.

65. A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

66. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the Person named in such instrument proposes to vote.

67. An instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

                                (Name of Company)
                  I/We _______________ being a member of the above Company with ______ shares HEREBY APPOINT _________________________________ of
         ________________ or failing him _________________ of _____________ to be my/our proxy to vote for me/us at the meeting of members to be held on the ___ day of ____________ and at any adjournment thereof. (Any restrictions on voting to be inserted here.) Signed this ___ day of ____________ Member
68. The following shall apply in respect of joint ownership of shares:

         (a) if two or more Persons hold shares jointly each of them may be present in Person or by proxy at a meeting of Members and may speak as a Member;
         (b) if only one of the joint owners is present in Person or by proxy he may vote on behalf of all joint owners, and
         (c) if two or more of the joint owners are present in or by proxy they must vote as one.
69. A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

70. Subject to Article 71 of these Articles, a meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of Members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one Person, then such Person may resolve any matter and a certificate signed by such Person accompanied where such Person be a proxy by a copy of the proxy form shall constitute a valid resolution of Members.



71. With respect to any Members Reserved Matters, a meeting of Members is duly constituted if, at the commencement of the meeting, at which a quorum is present, there are present in person or by proxy each of the holders of the issued and outstanding El Sitio Shares. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one Person, then such Person may resolve any matter and a certificate signed by such Person accompanied where such Person be a proxy by a copy of the proxy form shall constitute a valid resolution of Members. In case a quorum is not present at a meeting, the Members attending such meeting shall take any measures necessary to make such meeting ineffective, and thereby agree that any action taken at such meeting (other than such measures) shall be void ab initio.

72. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

73. At every meeting of Members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the Members present shall choose some one of their number to be the chairman. If the Members are unable to choose a chairman for any reason, then the Person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman.



74. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

75. At any meeting of the Members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

76. Any Person other than an individual shall be regarded as one Member and subject to the specific provisions hereinafter contained for the appointment of representatives of such Persons the right of any individual to speak for or represent such Member shall be determined by the law of the jurisdiction where, and by the documents by which, the Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified Person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Member.

77. Any Person other than an individual which is a Member of the Company may by resolution of its directors or other governing body authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the Person so authorized shall be entitled to exercise the same powers on behalf of the Person which he represents as that Person could exercise if it were an individual Member of the Company.

78. The chairman of any meeting at which a vote is cast by proxy or on behalf of any Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Person shall be disregarded.

79. Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

80. An action that may be taken by the Members at a meeting may also be taken by a resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members.

                                    DIRECTORS
81. The first directors of the Company shall be appointed by the subscribers to the Memorandum; and thereafter, the directors shall be elected by the Members as follows:

                  the Initial Shareholders shall have the right to elect four
                  (4) directors to the Board of Directors. The Class A Members shall have the right to elect five (5) directors (each, a "Class A Preferred Director") to the Board of Directors. The Ibero Group shall have the right to nominate two (2) Class A Preferred Directors for so long as the Ibero Group shall own ten percent (10%) or more of its holdings of El Sitio Shares as of the date on which El Sitio Shares were first issued to the Ibero Group on an as-converted basis or one (1) Class A Preferred Director for so long as the Ibero Group shall own one percent (1%) or more of El Sitio Shares on an as-converted basis. If the Ibero Group owns less than one percent (1%) of the El Sitio Shares on an as-converted basis, the Ibero Group shall have the right to appoint an observer to the Board of Directors, who shall be entitled to participate in the meetings of the Board of Directors, but shall not have any vote. Chestnut Hill (El Sitio), LLC ("Chestnut") shall have the right to nominate the third of such directors for so long as Chestnut shall own (i) two and one-half percent (2.5%) or more of its holdings of El Sitio Shares as of the date on which El Sitio Shares were first issued to Chestnut on an as-converted basis or (ii) one percent (1%) or more of El Sitio Shares on an as-converted basis. If Chestnut owns less than one percent (1%) of El Sitio Shares on an as-converted basis, Chestnut shall have the right to appoint an observer to the Board of Directors, who shall be entitled to participate in the meetings of the Board of Directors, but shall not have any vote. IMPSAT Corporation ("IMPSAT") shall have the right to nominate one (1) Class A Preferred Director to the Board of Directors for so long as IMPSAT shall own (i) two and one-half percent (2.5%) of its holdings of El Sitio Shares as of the date on which El Sitio Shares were first issued to IMPSAT on an as-converted basis or (ii) one percent (1%) or more of El Sitio Shares on an as-converted basis. If IMPSAT owns less than one percent (1%) of El Sitio Shares on an as-converted basis,

                  IMPSAT shall have the right to appoint an observer to the Board of Directors who shall be entitled to participate in the meetings of the Board of Directors, but shall not have any vote. The Class B Members shall have the right to appoint an observer to the Board of Directors who shall be entitled to participate in the meetings of the Board of Directors, but shall not have any vote. One (1) Class A Preferred Director will be nominated by the unanimous vote of all of the directors of the Company and shall be independent to any other holder of common shares or Class A Preferred Shares.

                  For the purpose of the foregoing provision the term "El Sitio Shares" means, collectively, the Common Shares, the Preferred Shares and any other class of shares of the Company issued at any time which has the right to vote in all matters, each as described in the Memorandum of the Company.
         (a) If prior to his election to the Board of Directors, any director-nominee shall be unwilling or unable to serve as a director of the Company, the Member which nominated such director shall be entitled to nominate a replacement who shall then be the director-nominee for such Member for purposes of the foregoing provision.
         (b) The Common Members may, at any time and from time to time, with or without cause, remove any Common Director by resolution of the Common Members. A Common Director may not be removed from office without cause without the prior written consent of the Common Members. The Class A Members may, at any time and from time to time, with or without cause remove any Class A Director by resolution of the Class A Members. A Class A Director may not be removed from office without cause without the prior written consent of the Class A Members.
82.      The minimum number of directors shall be nine (9).

83. Each director shall hold office until the next annual meeting of members or until his earlier death, resignation or removal.

84. A Class A Director or a Common Director may be removed from office, with cause, by a resolution of Members.

85. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

86. Any vacancy of a Class A Director shall be filled by the Class A Members, and any vacancy of a Common Director shall be filled by the Common Members. A vacancy occurs through the death, resignation or removal of a director, but a vacancy or vacancies shall not be deemed to exist where one or more directors shall resign after having appointed his or their successor or successors.

87. The Company may determine by Resolution of Directors to keep a register of directors containing

         (a) the names and addresses of the persons who are directors of the Company;
         (b) the date on which each person whose name is entered in the register was appointed as a director of the Company; and
         (c) the date on which each person named as director ceased to be a director of the Company.
88. If the directors determine to maintain a register of directors, a copy thereof shall be kept at the registered office of the Company and the Company may determine by Resolution of Directors to register a copy of the register with the Registrar of Companies.

89. With the prior or subsequent approval by a resolution of the Members, the directors may, by a resolution of the directors, fix the emoluments of directors with respect to respect to services to be rendered in any capacity to the Company. On or before December 31 in each calendar year (beginning December 1, 1999), the Company shall pay to (i) the Ibero Group and Chestnut Hill (El Sitio), LLC a monitoring fee equal to $300,000 per annum in arrears (pro rated for any partial year), which shall be shared by them pro rata based on their respective interests in the Company, (ii) IMPSAT Corporation a monitoring fee equal to $100,000 per annum in arrears (pro rated for any partial year), and (iii) Tower Plus International Corp., SLI.COM and Militello Limited a monitoring fee equal to $300,000 per annum in arrears (pro rated for any partial year), which shall be shared by them as agreed by such Members, for so long as the ownership interest in the Company of each of Tower Plus International Corp., SLI.COM and Militello Limited is at least equal to 1% of the total capital of the Company. The Board of Directors shall have the right to review the compensation paid hereunder beginning at any time after December 31, 2001, and may (in its sole discretion) reduce, eliminate, maintain or increase all such fees.

90.      A director shall not require a share qualification.

                               POWERS OF DIRECTORS

91. Subject to the provisions of these Articles and any resolution of members, the business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company or reserved for the approval of the majority of the Class A Directors, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by a resolution of Members; but no requirement made by a resolution of Members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

92. The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The Resolution of Directors appointing an agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

93. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a Resolution of Directors under the Act.

94. Any director which is a body corporate may appoint any person its duly authorized representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

95. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of summoning a meeting of Members.

96. Subject to the Provisions of the Memorandum and these Articles, the directors may by Resolution of Directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

97. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

98. The Company may determine by Resolution of Directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

         (a)      the sum secured;
         (b)      the assets secured;
         (c) the name and address of the mortgagee, chargee or other encumbrancer;
         (d) the date of creation of the mortgage, charge or other encumbrance; and
         (e) the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.
99. The Company may further determine by a Resolution of Directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Companies.

         PROCEEDINGS OF DIRECTORS
100. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable, provided that a meeting of directors shall be held at least once in every quarter of each calendar year unless otherwise determined by a resolution of Members. Questions arising at any meeting shall be determined by the affirmative votes of a simple majority of directors present at such meeting, except for those matters which have been specifically reserved as Directors Reserved Matters.

101. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

102. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

103. A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

104. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than four (4) directors, except that with respect to those matters which have been specifically reserved as Directors Reserved Matters, a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than four (4) directors including two (2) Class A Directors.

105. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice-Chairman of the Board of Directors shall preside. If there is no Vice-Chairman of the Board of Directors or if the Vice-Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

106. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all directors or all Members of the committee as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

107.     The directors shall cause the following corporate records to kept:

         (a) minutes of all meetings of directors, Members, committees of directors, committees of officers and committees of Members;
         (b) copies of all resolutions consented to by directors, Members, committees of directors, committees of officers and committees of Members; and
         (c) such other accounts and records as the directors by Resolution of Directors consider necessary or desirable in order to reflect the financial position of the Company.
108. The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

109. The directors, by Resolution of Directors, shall designate two permanently sitting committees, the Compensation Committee and the Audit Committee.

         Each committee shall consist of three Members, two representatives to be nominated by the Class A Members of which one shall be appointed by the Ibero Group and one by Chestnut, and the other representative to be nominated by the Initial Members.

110. Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors or fix their emoluments or to appoint officers or agents of the Company.

111. The meetings and proceedings of each committee of directors consisting of three (3) or more directors shall be governed MUTATIS MUTANDIS by the provisions of those Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

                                    OFFICERS
112. The Company may by Resolution of Directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, a President and one or more Vice-Presidents, Secretaries and Treasurer and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

113. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors or resolution of Members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and Member, the Vice-Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice-Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

114.     The emoluments of all officers shall be fixed by the Compensation
         Committee.

115. The officers of the Company shall hold office until their successor are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

                              CONFLICT OF INTERESTS
116. No Agreement or transaction between the Company and one or more of its directors or any Person in which any director has a financial interest or to whom any director is related, including as a director of that other Person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction are disclosed in good faith or are known by the other directors.

117. A director who has an interest in any particular business to be considered at a meeting of directors or Members may be counted for the purposes of determining whether the meeting is duly constituted.

                                 INDEMNIFICATION
118. Subject to the limitation hereinafter provided, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceeding against any Person who

         (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the Person is or was a director, an officer or a liquidator of the Company; or
         (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or partnership, joint venture, trust or other enterprise.
119. The Company shall only indemnify a Person if the Person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the Person had no reasonable cause to believe that his conduct was unlawful.

120. The decision of the directors as to whether the Person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the Person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

121. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Person did not act honestly and in good faith and with a view to the best interests of the Company or that the Person had reasonable cause to believe that his conduct was unlawful.

122. If a Person to be indemnified has been successful in defence of any proceedings referred to above the Person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonable incurred by their Person in connection with the proceedings.

123. The Company may purchase and maintain insurance in relation to any Person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the Person and incurred by the Person in that capacity, whether or not the Company has or would have had the power to indemnify the Person against the liability as provided in the Articles.

                                      SEAL
124. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other Person so authorized from time to time by Resolution of Directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any director or authorized Person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                                    DIVIDENDS
125. The Company may by a Resolution of Directors declare and pay dividends in money, shares, or other property, but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the Resolution of Directors authorizing the dividends a fair and proper value for the assets to be so distributed.

126. The directors may from time to time pay to the Members such interim dividends as appear to the directors to be justified by the profits of the Company.

127. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set aside as a reserve fund upon such securities as they may select.

128. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

129. Notice of any dividend that may have been declared shall be given to each Member in manner hereinaftermentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

130. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, share having more than 50 percent of the vote in electing directors.

131. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

132. In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

133. In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

134. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

                               ACCOUNTS AND AUDIT
135. The Company may by resolution of Members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

136. The Company may by resolution of Members call for the accounts to be examined by auditors.

137. The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by resolution of Members.

138. The auditors may be Members of the Company, but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

139.     The remuneration of the auditors of the Company

         (a) in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and
         (b) subject to the foregoing, shall be fixed by resolution of Members or in such manner as the Company may by resolution of Members determine.
140. The auditors shall examine each profit and loss account and balance sheet required to be served on every Member of the company or laid before a meeting of the Members of the Company and shall state in a written report whether or not

         (a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and
         (b) all the information and explanations required by the auditors have been obtained.
141. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be served on the Members.

142. Every auditor of the Company shall have a right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

143. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

                                     NOTICES
144. Any notice, information or written statement to be given by the Company to Members may be served in the case of Members holding registered shares in any way by which it can reasonably be expected to reach each Member or by mail addressed to each Member at the address shown in the share register.

145. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

146. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be provided by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

147. Any and all disputes between or among the Members not involving any Class B Member arising in connection with or relating in any way to the validity, construction, meaning, enforceability or performance of this Agreement shall be settled by binding arbitration in accordance with the rules of arbitration then in effect (the "ICC Rules") of the International Chamber of Commerce (the "ICC"). Any Member or Members electing to refer a matter to arbitration pursuant hereto (the "Petitioner") shall promptly deliver written notice (the "Arbitration Notice") to the other parties that it wishes to commence an arbitration proceeding. The Arbitration Notice shall set forth the matter being referred to arbitration and the name of the individual selected by the Petitioner as one of the arbitrators.

148. There shall be three (3) arbitrators, and each Member to the arbitration shall select one (1) arbitrator. Within twenty days of receipt of the Arbitration Notice, the other Member to such arbitration (the "Respondent") shall appoint an arbitrator (who shall have appropriate qualifications in relation to the matter in dispute) and notify the Petitioner of such appointment and submit its counter statement, if any, of the matter being referred to arbitration. If the Respondent fails to appoint an arbitrator within such twenty (20) day period, the Petitioner shall request the ICC President to appoint a second arbitrator who shall have appropriate qualifications in relation to the matter in dispute. Within twenty (20) days after appointment of the second arbitrator, the two arbitrators shall appoint the third arbitrator. If the two arbitrators fail to appoint the third arbitrator within such twenty (20) day period, either Member to the arbitration may request that the ICC President appoint the third arbitrator, who shall have appropriate qualifications in relation to the matter in dispute. All three (3) arbitrators shall be bilingual (Spanish/English). In the event that there are more than two (2) Members to such arbitration, all three (3) arbitrators shall be appointed by the ICC President.

149. The arbitration proceedings shall be conducted in the English and Spanish languages in London, England, in accordance with the ICC Rules, and all documents in connection with any such proceedings shall be submitted in the English or Spanish languages or with a complete and accurate English or Spanish (as applicable) language translation. In any arbitration, the decision of the arbitrators shall be final and binding on the Members to the arbitration and judgment on the decision may be entered in and enforced in any court of competent jurisdiction in accordance with the New York Convention on the Recognition and Enforcement of Arbitral Awards. The substantially prevailing Member in such arbitration, in addition to all other relief provided, shall be entitled to an award of all of its reasonable costs and expenses including attorney fees and expenses and deposits and payments to the ICC.

150. Each Member hereby agrees that each of the Members shall have the right to seek appropriate emergency or equitable relief to preserve the arbitral matter or to otherwise protect its rights pending resolution of the arbitral matter, whether in New York, New York, Argentina or in any other jurisdiction.

151. The Members agree to negotiate in good faith to resolve any dispute involving the Class B Members regarding arising in connection with or relating in any way to the validity, construction, meaning, enforceability or performance of the Memorandum or Articles. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties to the dispute, then each such party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties to the dispute shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one-day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

                      VOLUNTARY WINDING UP AND DISSOLUTION
152. The Company may voluntarily commence to wind up and dissolve by a resolution of Members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of director.

                                  CONTINUATION
153. The Company may by resolution of Members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

                      AMENDMENT AND TERMINATION OF ARTICLES
154. The definitions of "Class A Director", "Class A Member", "Class B Member", "Directors Reserved Matters", "Initial Member" and "Members Reserved Matters" contained in Article 1 of these Articles shall no longer have effect upon a Qualifying IPO.

155. The phrase "in the Company (either Class A Preferred Shares or Class B Preferred Shares)" in the definition of "Preferred Member", clause (c) of the definition of "Resolution of Directors," the phrase "(i) Subject to (ii) below" and clause (ii) of the definition of "Resolution of Members" shall no longer have effect upon a Qualifying IPO.

156.     Articles 8, 26-29, 38-45, 59, 66-67, 71, 81, 84, 86, 109-110 and
         147-151 of these Articles shall no longer have effect upon a Qualifying IPO.

157. The phrase "Subject to the provisions relating to Members Reserved Matters" in Article 54, the phrase "Subject to Article 71 of these Articles" in Article 70, the phrase ", except for those matters which have been specifically reserved as Directors Reserved Matters" and the phrase ", except that with respect to those matters which have been specifically reserved as Directors Reserved Matters, a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than four (4) directors including two (2) Class A Directors" in Article 104 shall no longer have effect upon a Qualifying IPO.

158.     Upon and subsequent to a Qualifying IPO:

                               "CONSENT OF MEMBERS

         (1) Notwithstanding any other provision of the Memorandum or these Articles (other than paragraph (2)), a Resolution of the Members shall be required in order for the Company to:

         (a) Approve or adopt a share option or purchase plan or other arrangement pursuant to which Common Shares or securities convertible into Common Shares may be acquired by officers or directors of the Company, provided that a Resolution of the Members shall not be required: (i) where Common Shares or securities convertible into Common Shares are issued to all Members, (ii) where the plan or arrangement includes other employees of the Company (such as an employee share option plan), (iii) where Common Shares are issued to a Person not previously employed by the Company as an inducement to such Person's entering into an employment agreement with the Company; or (iv) where the number of Common Shares which may be issued under the plan or other arrangement or pursuant to the exercise of rights attached to securities which are convertible into Common Shares which are to be issued under the plan or other arrangement does not exceed the lesser of 1% of the number of Common Shares issued and outstanding assuming that all securities which are convertible into Common Shares are so converted , such number of shares as would constitute 1% of all the votes attached to the issued and outstanding shares of the Company, or 25,000 Common Shares;
         (b) issue Common Shares or securities convertible into Common Shares resulting in a change of control of the Company;

         (c) issue Common Shares or securities convertible into Common Shares in connection with the acquisition of shares, stock or assets of another Person if: (i) any director or officer of the Company or Member holding 5% or more of the Common Shares has a 5% or greater interest (or such Persons collectively have a 10% or greater interest), directly or indirectly, in the entity or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions, and the number of Common Shares to be issued in connection with the acquisition or upon the exercise of rights attached to securities which are to be issued in connection with the acquisitions and which are convertible into Common Shares could result in a 5% or more increase in issued and outstanding Common Shares; or (ii) the number of Common Shares to be issued in connection with the acquisition or upon the exercise of rights attached to securities which are to be issued in connection with the acquisition and which are convertible into Common Shares constitute 20% of the Common Shares of the Company outstanding prior to the issuance (other than a public offering for cash).
         (d) issue Common Shares or securities convertible into Common Shares in connection with a transaction (other than a public offering) involving: (i) the issue by the Company of Common Shares (or securities convertible into or exercisable for Common Shares) at a price less than the greater of book or market value which together with sales by officers or directors of the Company or Members holding 5% or more of the Common Shares equals 20% or more of the Common Shares or 20% (assuming the conversion of the securities into Common Shares); or

                  (ii) the issue by the Company of Common Shares (or securities convertible into or exercisable into Common shares) equal to 20% or more of the Common Shares (assuming the conversion of the securities into Common Shares) outstanding before the issuance for less than the greater of book or market value of the shares.
For purposes of this paragraph (1), the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. (2) A Resolution of Members is not required for a transaction referred to in paragraph (1) if approval for the transaction has been obtained from the NASDAQ National Market or other securities exchange on which the Company's Common Shares are then listed and:
         (a) the delay in obtaining a Resolution of the Members would seriously jeopardize the financial viability of the Company; (y) the Audit Committee of the Company has approved not seeking a resolution of Members; and (z) the Company has given to all Members not later than ten days before issuance of the Common Shares or securities convertible into Common Shares notice that it does not intend to seek the Resolution of the Members that would otherwise be required and indicating that the Audit Committee has expressly approved proceeding without obtaining a Resolution of Members.

For purposes of this Article, only shares actually issued and outstanding (excluding treasury shares or shares held by a subsidiary) are to be used in making any calculation. Unissued shares reserved for issuance upon conversion of shares or upon exercise of options or warrants will not be regarded as outstanding."
                            OTHER MATTERS - POST IPO
159.     Upon and subsequent to a Qualifying IPO:

         "A meeting of Members for the election of directors and for the transaction of such other business as may properly come before the meeting (an "Annual Meeting") shall be held at least once every calendar year at such place, on such date, and at such time as the Board of Directors shall each year determine. The directors of the Company may convene such other meetings of the Members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable."

160.     Upon and subsequent to a Qualifying IPO:

         "The Company shall solicit proxies and provide proxy statements for all meetings of Members. The instrument appointing a proxy shall be delivered to such place or places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no notification in writing of such death, insanity or revocation shall have been received by the Company at such place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith two (2) hours at least before the commencement of the meeting at which the instrument of proxy is used."

161.     Upon and subsequent to a Qualifying IPO:

         "An instrument appointing a proxy shall be in such form as the directors may determine."

162. Upon and subsequent to a Qualifying IPO: "The first directors of the Company shall be appointed by the subscribers to the Memorandum; and thereafter, the directors shall be elected by the Members. At least two of the Company's directors shall be "independent directors." For purposes of these Articles, "independent directors" shall mean directors that are not Affiliates of the Company.

163. Upon and subsequent to a Qualifying IPO: "The directors, by Resolution of Directors, shall designate two permanently sitting committees, the Compensation Committee and the Audit Committee. Each committee shall consist of at least two independent directors."

164.     Upon and subsequent to a Qualifying IPO:

         "The Audit Committee shall: (i) make recommendations to the Board of Directors as to the independent accountants to be appointed by the Board of Directors; (ii) review with the independent accountants the scope of their examinations; (iii) receive the reports of the independent accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Company; (v) review related party transactions; and (vi) perform such other functions as may be assigned to it from time to time by the Board of Directors. Each other committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors or fix their emoluments or to appoint officers or agents of the Company."

165.     Upon and subsequent to a Qualifying IPO:

         "The Company shall prepare and serve on Members copies of an annual report of the Company containing audited financial statements of the Company and its Subsidiaries. The annual report shall be distributed to Members at least 30 days prior to the Company's annual meeting of Members, shall be laid before the Annual Meeting. The Company shall cause such annual report to be filed with the NASDAQ National Market or other securities exchange on which the Company's Common Shares are then listed for trading at the time such annual report is distributed to Members. The Company may by Resolution of Members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period. The Company shall make available to Members any interim financial statements or report which the Company may be required to file with the United States Securities and Exchange Commission and any other United States federal or state regulatory authority at the same time or as soon as practicable following filing with such regulatory authority. If required by the NASDAQ National Market or other securities exchange on which the Company's Common Shares are then listed, the Company shall file copies of such financial statements or reports therewith."